PRICING SUPPLEMENT dated September 26, 2025 (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and the Product Supplement No. WF-2 dated May 20, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A

$725,000 Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

■  Linked to the lowest performing of the common stock of Advanced Micro Devices, Inc., the Class A common stock of CrowdStrike Holdings, Inc., the Class A common stock of Robinhood Markets, Inc., the common stock of Marvell Technology, Inc. and the Class A subordinate voting shares of Shopify Inc. (each referred to as an “Underlying Stock”)

■  Unlike ordinary debt securities, the notes do not provide for fixed payments of interest and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the notes pay a contingent coupon and whether the notes are automatically called prior to stated maturity will depend in each case on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest performance factor on that calculation day, calculated for each Underlying Stock as the stock closing price of that Underlying Stock on that calculation day divided by its starting price.

■  Contingent Coupon. On a semiannual basis until the earlier of stated maturity or automatic call, the notes will pay a contingent coupon, as well as all previously unpaid contingent coupons, if any, if the stock closing price of the lowest performing Underlying Stock on the calculation day for the relevant semiannual period is greater than or equal to its coupon threshold price. However, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon on the contingent coupon payment date for the relevant semiannual period. If the stock closing price of the lowest performing Underlying Stock on each calculation day is less than its coupon threshold price, you will not receive any contingent coupons throughout the entire term of the notes. The contingent coupon rate is 6.75% per annum.

■  Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the calculation days scheduled to occur from September 2026 to March 2030, inclusive, is greater than or equal to its starting price, the notes will be automatically called for the principal amount plus the contingent coupon payment and any previously unpaid contingent coupon payments otherwise due. The notes will not be subject to automatic call until approximately twelve months after their issue date.

■  The coupon threshold price of each Underlying Stock is equal to 80% of its starting price.

■  Maturity Payment Amount. If the notes are not automatically called prior to stated maturity, you will receive the principal amount at stated maturity but you will not participate in any appreciation of any Underlying Stock.

■  Repayment of principal at maturity regardless of Underlying Stock performance (subject to issuer credit risk)

■  Your return on the notes will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably.

■  Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the notes. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■  No fixed periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Notes” on page PS-5 of this pricing supplement. The notes will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and the product supplement no. WF-2 dated May 20, 2025, as supplemented or superseded by this pricing supplement.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-11 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The notes constitute our unsecured and unsubordinated obligations. The notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the notes. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Note	$1,000.00	$33.25	$966.75
Total	$725,000.00	$24,106.25	$700,893.75
(1)	Our estimated value of the notes on the pricing date, based on our internal pricing models, is $939.80 per note. The estimated value is less than the original offering price of the notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page PS-6 of this pricing supplement.
(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the notes and are acting as principal. The agent will receive an underwriting discount of $33.25 per note. Barclays Capital Inc. will sell the notes to WFS at the original offering price of the notes less a concession of $33.25 per note. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per note. In addition to the concession allowed to WFA, WFS may pay $0.75 per note of the agent’s discount to WFA as a distribution expense fee for each note sold by WFA. See “Terms of the Notes—Supplemental Plan of Distribution” in this pricing supplement for further information.
(3)	In respect of certain notes sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.
Wells Fargo Securities	Barclays Capital Inc.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Terms of the Notes

Issuer:	Barclays Bank PLC
Market Measures[1]:	The common stock of Advanced Micro Devices, Inc. (the “AMD Stock”), the Class A common stock of CrowdStrike Holdings, Inc. (the “CRWD Stock”), the Class A common stock of Robinhood Markets, Inc. (the “HOOD Stock”), the common stock of Marvell Technology, Inc. (the “MRVL Stock”) and the Class A subordinate voting shares of Shopify Inc. (the “SHOP Stock”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuers of the Market Measures as the “Underlying Stock Issuers.”
Market Measure	Bloomberg Ticker Symbol	Starting Price(a)	Coupon Threshold Price(b)
AMD Stock	AMD UW <Equity>	$159.46	$127.568
CRWD Stock	CRWD UW <Equity>	$481.42	$385.136
HOOD Stock	HOOD UW <Equity>	$121.78	$97.424
MRVL Stock	MRVL UW <Equity>	$83.17	$66.536
SHOP Stock	SHOP UW <Equity>	$140.25	$112.20
(a) With respect to each Underlying Stock, the stock closing price of that Underlying Stock on the pricing date (b) With respect to each Underlying Stock, 80% of its starting price
Pricing Date:	September 26, 2025
Issue Date:	October 1, 2025
Final Calculation Day[2]:	September 26, 2030
Stated Maturity Date[2]:	October 1, 2030
Principal Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a principal amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price, as well as the amounts of all contingent coupon payments, if any, that would have been paid on a previous contingent coupon payment date had the stock closing price of the lowest performing Underlying Stock on the related calculation day been greater than or equal to its coupon threshold price and that have not been previously paid (without interest on amounts previously unpaid) (“unpaid contingent coupon payments”).

Each “contingent coupon payment,” if any, will be calculated per note as follows:

($1,000 × contingent coupon rate) / 2

Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the lowest performing Underlying Stock on each calculation day is less than its coupon threshold price, you will not receive any contingent coupon payments over the term of the notes.

Any return on the notes will be limited to the sum of your contingent coupon payments, if any, even if the stock closing price of the lowest performing Underlying Stock on any calculation day significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Contingent Coupon Payment Dates[2]:	Semiannually, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or more Underlying Stocks, the related contingent coupon payment date will be three business days after the latest calculation day as postponed.
Contingent Coupon Rate:	The “contingent coupon rate” is 6.75% per annum.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any of the calculation days scheduled to occur from September 2026 to March 2030, inclusive, is greater than or equal to its starting price, the notes will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per note in U.S. dollars equal to the principal amount plus the contingent coupon payment and any unpaid contingent coupon payments otherwise due. The notes will not be subject to automatic call until the second calculation day, which is approximately twelve months after the issue date.

If the notes are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the notes after that call settlement date. You will not receive any notice from us if the notes are automatically called.

Calculation Days[2]:	Semiannually, on the 26th day of each March and September, commencing March 2026 and ending September 2030, provided that the September 2030 calculation day will be the final calculation day
Call Settlement Date:	The contingent coupon payment date immediately following the applicable calculation day
Maturity Payment Amount:

If the notes are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per note in U.S. dollars equal to the maturity payment amount (in addition to any contingent coupon payment and any unpaid contingent coupon payments otherwise due). The “maturity payment amount” per note will equal $1,000.

Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the notes.

Lowest Performing Underlying Stock:	For any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price.
Stock Closing Price[1]:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Certain Definitions” in the product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the notes, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06746E6S9 / US06746E6S98

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the notes. The agent will receive an underwriting discount of $33.25 per note. Barclays Capital Inc. will sell the notes to WFS at the original offering price of the notes less a concession of $33.25 per note. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per note. In addition to the concession allowed to WFA, WFS may pay $0.75 per note of the agent’s discount to WFA as a distribution expense fee for each note sold by WFA.

In addition, in respect of certain notes sold in this offering, Barclays may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the notes. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the notes conducts hedging activities for Barclays Bank PLC in connection with the notes, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the notes to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the notes to you.

1 In the case of certain corporate events related to an Underlying Stock, the calculation agent may adjust the adjustment factor of that Underlying Stock if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Underlying Stock. Upon the occurrence of certain reorganization events with respect to an Underlying Stock, the calculation agent will make adjustments to reflect the amount and type of property deliverable for one share of that Underlying Stock as a result of that reorganization event. An Underlying Stock may be replaced with another stock selected by the calculation agent upon the occurrence of certain replacement stock events. For more information, see “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement.

2 If any calculation day is not a trading day with respect to any Underlying Stock, that calculation day for each Underlying Stock will be postponed to the next succeeding day that is a trading day with respect to each Underlying Stock. A calculation day will also be postponed for any Underlying Stock if a market disruption event occurs with respect to that Underlying Stock on that calculation day as described under “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Notes—Payment Dates” in the accompanying product supplement.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Additional Information about the Issuer and the Notes

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these notes are a part and the product supplement no. WF-2 dated May 20, 2025. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-2 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006261/dp229044_424b2-wf2.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Additional Information Regarding Our Estimated Value of the Notes

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the notes might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the notes on the pricing date is less than the original offering price of the notes. The difference between the original offering price of the notes and our estimated value of the notes results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the notes, the estimated cost that we may incur in hedging our obligations under the notes, and estimated development and other costs that we may incur in connection with the notes.

Our estimated value on the pricing date is not a prediction of the price at which the notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately five months after the initial issue date of the notes because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the notes and other costs in connection with the notes that we will no longer expect to incur over the term of the notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the notes and/or any agreement we may have with the distributors of the notes. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the notes into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the notes of such shares, securities or obligations); (iii) the cancellation of the notes and/or (iv) the amendment or alteration of the maturity of the notes, or the amendment of the amount of interest or any other amounts due on the notes, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the notes further acknowledges and agrees that the rights of the holders or beneficial owners of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the notes may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You do not anticipate that the stock closing price of the lowest performing Underlying Stock will be less than its coupon threshold price on any calculation day, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the notes.

•	You are willing and able to accept the individual market risk of each Underlying Stock and you understand that poor performance by any Underlying Stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stocks.

•	You are willing and able to forgo participation in any appreciation of any Underlying Stock, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the notes.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to the Underlying Stocks.

•	You are willing and able to accept the risk that the notes may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the notes to stated maturity if the notes are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the notes.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The notes may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You anticipate that the stock closing price of the lowest performing Underlying Stock will be less than its coupon threshold price on any calculation day, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the notes.

•	You are unwilling or unable to accept the individual market risk of each Underlying Stock or the risk that poor performance by any Underlying Stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stocks.

•	You seek exposure to any upside performance of the Underlying Stocks or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the notes.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Underlying Stocks.

•	You are unwilling or unable to accept the risk that the notes may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the notes to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the notes.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the notes. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of Advanced Micro Devices, Inc.,” “The Class A Common Stock of CrowdStrike Holdings, Inc.,” “The Class A Common Stock of Robinhood Markets, Inc.,” “The Common Stock of Marvell Technology, Inc.” and “The Class A Subordinate Voting Shares of Shopify Inc.” below.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Determining Payment on a Contingent Coupon Payment Date and at Maturity

On each contingent coupon payment date prior to the stated maturity date, whether you receive a contingent coupon payment (and any unpaid contingent coupon payments) and, if the contingent coupon payment date is also a potential call settlement date, whether the notes are automatically called will each be determined based on the stock closing price of the lowest performing Underlying Stock on the related calculation day.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day prior to the final calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest performance factor on that calculation day, calculated for each Underlying Stock as the stock closing price of that Underlying Stock on that calculation day divided by its starting price.

Step 2: Determine if the notes are automatically called and whether a contingent coupon payment (and any unpaid contingent coupon payments) is paid on the applicable contingent coupon payment date prior to the stated maturity date, based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

On the stated maturity date, if the notes have not been automatically called prior to the stated maturity date, you will receive the principal amount plus any contingent coupon payment (and any unpaid contingent coupon payments) otherwise due.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any or all of the Underlying Stocks. Some of the risks that apply to an investment in the notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the notes generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the notes unless you understand and can bear the risks of investing in the notes.

Risks Relating to the Notes Generally

•	Any Return On The Notes Will Be Limited To The Sum Of The Contingent Coupon Payments, If Any — You will not participate in any increase in the price of any Underlying Stock over the term of the notes. Your maximum possible return on the notes will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the notes may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock. In addition, your yield on the notes, taking into account any contingent coupon payments you may have received during the term of the notes, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays Bank PLC or another issuer with a similar credit rating.

•	The Notes Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Notes — On each contingent coupon payment date you will receive a contingent coupon payment if the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive an unpaid contingent coupon payment on a subsequent contingent coupon payment date only if the stock closing price of the lowest performing Underlying Stock on a subsequent calculation day is greater than or equal to its coupon threshold price. If the stock closing price of at least one Underlying Stock is less than its coupon threshold price on each calculation day over the term of the notes, you will not receive any contingent coupon payments over the entire term of the notes.

•	Your Potential Return On The Notes Will Be Different Depending On The Sequence Of Calculation Days On Which The Stock Closing Price Of The Lowest Performing Underlying Stock Is Greater Than Or Equal To Its Coupon Threshold Price (If Any) — Depending on the sequence in which the stock closing price of the lowest performing Underlying Stock is greater than or equal to its coupon threshold price on specific calculation days (if at all), you could receive a lesser or greater return, regardless of the number of calculation days on which the stock closing price of the lowest performing Underlying Stock is greater than or equal to its coupon threshold price. For example, if the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on each of the first 9 calculation days but is greater than or equal to its coupon threshold price on the final calculation day, you will receive 10 contingent coupon payments (9 in the form of unpaid contingent coupon payments). However, if the stock closing price of the lowest performing Underlying Stock is greater than or equal to its coupon threshold price on each of the first two calculation days but on no subsequent calculation Days, you will receive only two contingent coupon payments, even though the stock closing price of the lowest performing Underlying Stock was greater than or equal to its coupon threshold price on twice as many calculation days than in the previous example.

•	The Notes Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably — You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The notes are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. As a result, the notes are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the notes unless you understand and are willing to accept the full downside risks of each Underlying Stock.

•	Your Return On The Notes Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks — Your return on the notes will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. Although it is necessary for each Underlying Stock to close at or above its coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment, you will not benefit in any way from the performance of the better performing Underlying Stocks. The notes may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

•	Higher Contingent Coupon Rates Are Associated With Greater Risk — The notes offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measure of the degree of variation in the prices of the Underlying Stocks over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the notes. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the notes.

•	You Will Be Subject To Reinvestment Risk — If your notes are automatically called, the term of the notes may be reduced to as short as approximately twelve months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Underlying Stocks — The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. By investing in the notes, you assume the risk that the returns of the Underlying Stocks will not be correlated. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the notes. All that is necessary for the notes to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the notes. It is impossible to predict what the relationship between the Underlying Stocks will be over the term of the notes. The Underlying Stocks may represent different equity markets, and those equity markets may not perform similarly over the term of the notes.

•	Any Payment On The Notes Will Be Determined Based On The Stock Closing Prices Of The Underlying Stocks On The Dates Specified — Any payment on the notes will be determined based on the stock closing prices of the Underlying Stocks on the dates specified. You will not benefit from any more favorable values of the Underlying Stocks determined at any other time.

•	Owning The Notes Is Not The Same As Owning Any Or All Of The Underlying Stocks — The return on your notes may not reflect the return you would realize if you actually owned any or all of the Underlying Stocks. For instance, as a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of any Underlying Stock would have.

•	No Assurance That The Investment View Implicit In The Notes Will Be Successful — It is impossible to predict whether and the extent to which the price of any Underlying Stock will rise or fall. There can be no assurance that the price of any Underlying Stock will not close below its coupon threshold price on any calculation day. The price of each Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that affect that Underlying Stock. You should be willing to accept the downside risks associated with equities in general and each Underlying Stock in particular, and the risk of losing a significant portion or all of the principal amount.

•	You Will Be Required To Recognize Taxable Income On The Notes Prior To Maturity — If you are a U.S. holder of a note, under our intended treatment of the notes, you will be required to recognize taxable interest income in each year that you hold the note, even though you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize will be treated as ordinary interest income rather than capital gain. You should review the section of this pricing supplement entitled “Tax Considerations.”

Risks Relating to the Issuer

•	The Notes Are Subject To The Credit Risk Of Barclays Bank PLC — The notes are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the notes and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the notes.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the notes losing all or a part of the value of your investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the notes. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlying Stocks

•	There Are Risks Associated With Non-U.S. Companies With Respect To The SHOP Stock — An investment linked to the value of securities issued by non-U.S. companies, such as the SHOP Stock, which is issued by a company incorporated under the laws of Canada, involves risks associated with Canada. The prices of such company’s securities may be affected by political, economic, financial and social factors in Canada, including changes in Canadian government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

•	There Are Risks Associated With Single Equities — The price of each Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Underlying Stock.

•	We Cannot Control Actions By An Underlying Stock Issuer — Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the notes. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the notes nor will any Underlying Stock Issuer have any obligations with respect to the notes, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the notes nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the notes nor will have any obligations with respect to any amounts payable on the notes.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any Underlying Stock Issuer. This pricing supplement relates only to the notes and does not relate to any Underlying Stock. The material provided in this pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor either agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor either agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement, including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the notes and any payments on the notes. You, as an investor in the notes, should make your own investigation into each Underlying Stock Issuer.

•	You Have Limited Anti-dilution Protection — The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the notes and any payments on the notes. See “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

•	The Notes May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer — Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the notes. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the notes. In any such event, the equity-linked nature of the notes would be significantly altered. See “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the specific events that can lead to these adjustments and the procedures for selecting a replacement stock. The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the notes and any payments on the notes.

•	The Historical Performance Of The Underlying Stocks Is Not An Indication Of Their Future Performance — The historical performance of the Underlying Stocks should not be taken as an indication of the future performance of the Underlying Stocks. It is impossible to predict whether the closing prices of the Underlying Stocks will fall or rise during the term of the notes, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the prices of the Underlying Stocks are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Underlying Stock and the merits of investing in the notes.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Notes In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the notes (a “participating dealer”) may play a variety of roles in connection with the issuance of the notes, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the notes.

In connection with our normal business activities and in connection with hedging our obligations under the notes, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Underlying Stocks. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the notes into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the notes. Participating dealers may also engage in such activities that may negatively impact the value of the notes.

In addition, the role played by Barclays Capital Inc., as the agent for the notes, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the notes and such compensation or financial benefit may serve as an incentive to sell the notes instead of other investments. Furthermore, we and our affiliates establish the offering price of the notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the notes or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the notes to you. This additional projected profit may create a further incentive for the participating dealer to sell the notes to you.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the notes. As calculation agent, we will determine any prices of the Underlying Stocks and make any other determinations necessary to calculate any payments on the notes. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Underlying Stocks” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the notes, and any of these determinations may adversely affect any payments on the notes. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the notes.

Risks Relating to the Estimated Value of the Notes and the Secondary Market

•	The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop — The notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your notes to maturity.

•	The Value Of The Notes Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the notes, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the notes at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Underlying Stocks on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Underlying Stocks;

•	correlation (or lack of correlation) of the Underlying Stocks;

•	the time to maturity of the notes;

•	the market prices of, and dividend rates on, the Underlying Stocks;

•	interest and yield rates in the market generally;

•	supply and demand for the notes;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Notes Is Lower Than The Original Offering Price Of Your Notes — The estimated value of your notes on the pricing date is lower than the original offering price of your notes. The difference between the original offering price of your notes and the estimated value of the notes is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the notes, the estimated cost that we may incur in hedging our obligations under the notes, and estimated development and other costs that we may incur in connection with the notes.

•	The Estimated Value Of Your Notes Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your notes on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Notes Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your notes on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the notes may not be consistent with those of other financial institutions that may be purchasers or sellers of notes in the secondary market. As a result, the secondary market price of your notes may be materially different from the estimated value of the notes determined by reference to our internal pricing models.

•	The Estimated Value Of Your Notes Is Not A Prediction Of The Prices At Which You May Sell Your Notes In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Notes And May Be Lower Than The Estimated Value Of Your Notes — The estimated value of the notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the notes. Further, as secondary market prices of your notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the notes such as fees, commissions, discounts, and the costs of hedging our obligations under the notes, secondary market prices of your notes will likely be lower than the original offering price of your notes. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your notes, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Notes In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Notes — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market (if Barclays Capital Inc. makes a market in the notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the notes on the pricing date, as well as the secondary market value of the notes, for a temporary period after the initial issue date of the notes. The price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your notes.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Hypothetical Automatic Calls and Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether the notes will be automatically called and whether a contingent coupon payment will be paid (and whether any unpaid contingent coupon payments will be paid) on a contingent coupon payment date prior to the stated maturity date. The examples assume that the notes are subject to automatic call on each hypothetical calculation day. The notes will not be subject to automatic call until the second calculation day, which is approximately twelve months after the issue date. The following examples assume the hypothetical starting price, coupon threshold price and stock closing prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and coupon threshold price for each Underlying Stock are set forth under “Terms of the Notes” above. For historical closing prices of the Underlying Stocks, see the historical information set forth under the sections titled “The Common Stock of Advanced Micro Devices, Inc.,” “The Class A Common Stock of CrowdStrike Holdings, Inc.,” “The Class A Common Stock of Robinhood Markets, Inc.,” “The Common Stock of Marvell Technology, Inc.” and “The Class A Subordinate Voting Shares of Shopify Inc.” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1 – Hypothetical Calculation Day #1. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #1 is greater than or equal to its coupon threshold price and less than its starting price. As a result, the notes are not automatically called and investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	AMD Stock	CRWD Stock	HOOD Stock	MRVL Stock	SHOP Stock
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$95.00	$115.00	$90.00	$105.00	$110.00
Hypothetical coupon threshold price:	$80.00	$80.00	$80.00	$80.00	$80.00
Performance factor (stock closing price on calculation day divided by starting price):	95.00%	115.00%	90.00%	105.00%	110.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #1.

In this example, the HOOD Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #1.

Step 2: Determine whether the notes will be automatically called and whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #1 is greater than or equal to its hypothetical coupon threshold price, but less than its hypothetical starting price, the notes would not be automatically called and you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $33.75 per note, determined as follows: (i) $1,000 multiplied by 6.75% per annum divided by (ii) 2, rounded to the nearest cent.

Example 2 – Hypothetical Calculation Day #2. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2 is less than its coupon threshold price. As a result, the notes are not automatically called and investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.

	AMD Stock	CRWD Stock	HOOD Stock	MRVL Stock	SHOP Stock
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$125.00	$55.00	$105.00	$75.00	$65.00
Hypothetical coupon threshold price:	$80.00	$80.00	$80.00	$80.00	$80.00
Performance factor (stock closing price on calculation day divided by starting price):	125.00%	55.00%	105.00%	75.00%	65.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #2.

In this example, the CRWD Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #2.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Step 2: Determine whether the notes will be automatically called and whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

The notes would not be automatically called, even though the stock closing prices of the better performing Underlying Stocks on hypothetical calculation day #2 are greater than their hypothetical starting prices. In addition, since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2 is less than its hypothetical coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether the notes are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2. This will be the case even if the better performing Underlying Stocks perform favorably. The performance of the better performing Underlying Stocks is not relevant to your return on the notes.

Example 3 – Hypothetical Calculation Day #3. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #3 is greater than or equal to its starting price. As a result, the notes are automatically called on the applicable contingent coupon payment date for the principal amount plus the contingent coupon payment and any unpaid contingent coupon payments otherwise due.

	AMD Stock	CRWD Stock	HOOD Stock	MRVL Stock	SHOP Stock
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$105.00	$115.00	$130.00	$125.00	$110.00
Hypothetical coupon threshold price:	$80.00	$80.00	$80.00	$80.00	$80.00
Performance factor (stock closing price on calculation day divided by starting price):	105.00%	115.00%	130.00%	125.00%	110.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #3.

In this example, the AMD Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #3.

Step 2: Determine whether the notes will be automatically called and whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #3 is greater than or equal to its hypothetical starting price, the notes would be automatically called and you would receive the principal amount plus the contingent coupon payment. In addition, because no contingent coupon payment was received in connection with hypothetical calculation day #2, you would also receive the unpaid contingent coupon payment otherwise due on the call settlement date. On the call settlement date, you would receive $1,067.50 per note.

If the notes are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Information about the Underlying Stocks

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of each Underlying Stock can be located by reference to its SEC file number provided below.

Included below is a brief description of the issuer of each Underlying Stock. This information has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

The Common Stock of Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. is a semiconductor company whose products include Artificial Intelligence (AI) accelerators, microprocessors (CPUs) for servers and graphics processing units (GPUs), as standalone devices or as incorporated into accelerated processing units (APUs), chipsets, data center and professional GPUs, embedded processors, semi-custom System-on-Chip (SOC) products, microprocessor and SoC development services and technology, data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), System on Modules (SOMs), Smart Network Interface Cards (SmartNICs) and Adaptive SoC products and that, from time to time, may also sell or license portions of its intellectual property portfolio. Information filed by Advanced Micro Devices, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-07882. The AMD Stock is listed on The Nasdaq Stock Market under the ticker symbol “AMD.”

Historical Information

We obtained the closing prices of the AMD Stock displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the AMD Stock should not be taken as an indication of the future performance of the AMD Stock. Future performance of the AMD Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the AMD Stock during the term of the notes, including on any calculation day. We cannot give you assurance that the performance of the AMD Stock will result in you receiving any contingent coupon payments.

The following graph sets forth daily closing prices of the AMD Stock for the period from January 1, 2020 to September 26, 2025. The closing price on September 26, 2025 was $159.46. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the coupon threshold price of 80% of the starting price of the AMD Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

The Class A Common Stock of CrowdStrike Holdings, Inc.

According to publicly available information, CrowdStrike Holdings, Inc. is a cybersecurity company that provides cloud-delivered protection of endpoints, cloud workloads, identity and data via a software as a service subscription-based model to security markets, including corporate endpoint security, security and IT operations, managed security services, next-gen SIEM, cloud security, identity protection, threat intelligence, data protection, exposure management and cybersecurity generative AI. Information filed by CrowdStrike Holdings, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-38933. The CRWD Stock is listed on The Nasdaq Stock Market under the ticker symbol “CRWD.”

Historical Information

We obtained the closing prices of the CRWD Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the CRWD Stock should not be taken as an indication of the future performance of the CRWD Stock. Future performance of the CRWD Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the CRWD Stock during the term of the notes, including on any calculation day. We cannot give you assurance that the performance of the CRWD Stock will result in you receiving any contingent coupon payments.

The following graph sets forth daily closing prices of the CRWD Stock for the period from January 1, 2020 to September 26, 2025. The closing price on September 26, 2025 was $481.42. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the coupon threshold price of 80% of the starting price of the CRWD Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

The Class A Common Stock of Robinhood Markets, Inc.

According to publicly available information, Robinhood Markets, Inc. operates a financial services platform that facilitates the purchase and sale of options, cryptocurrencies and equities. Information filed by Robinhood Markets, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-40691. The HOOD Stock is listed on The Nasdaq Stock Market under the ticker symbol “HOOD.”

Historical Information

We obtained the closing prices of the HOOD Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the HOOD Stock should not be taken as an indication of the future performance of the HOOD Stock. Future performance of the HOOD Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the HOOD Stock during the term of the notes, including on any calculation day. We cannot give you assurance that the performance of the HOOD Stock will result in you receiving any contingent coupon payments.

The following graph sets forth daily closing prices of the HOOD Stock for the period from July 29, 2021 to September 26, 2025. The HOOD Stock began regular trading on The Nasdaq Stock Market on July 29, 2021 and therefore has limited performance history. The closing price on September 26, 2025 was $121.78. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the coupon threshold price of 80% of the starting price of the HOOD Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

The Common Stock of Marvell Technology, Inc.

According to publicly available information, Marvell Technology, Inc. is a supplier of data infrastructure semiconductor products and services. Information filed by Marvell Technology, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-40357. The MRVL Stock is listed on The Nasdaq Stock Market under the ticker symbol “MRVL.”

Historical Information

We obtained the closing prices of the MRVL Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the MRVL Stock should not be taken as an indication of the future performance of the MRVL Stock. Future performance of the MRVL Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the MRVL Stock during the term of the notes, including on any calculation day. We cannot give you assurance that the performance of the MRVL Stock will result in you receiving any contingent coupon payments.

The following graph sets forth daily closing prices of the MRVL Stock for the period from January 1, 2020 to September 26, 2025. The closing price on September 26, 2025 was $83.17. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the coupon threshold price of 80% of the starting price of the MRVL Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

The Class A Subordinate Voting Shares of Shopify Inc.

According to publicly available information, Shopify Inc., a Canadian company, is a provider of internet infrastructure for commerce that offers merchants software to display, manage, market and sell their products over different sales channels and that provides a back end that merchants use to manage their business and buyers across these multiple sales channels. Information filed by Shopify Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-37400. The SHOP Stock is listed on The Nasdaq Stock Market under the ticker symbol “SHOP.” Prior to March 31, 2025, the SHOP Stock was listed on the New York Stock Exchange.

Historical Information

We obtained the closing prices of the SHOP Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the SHOP Stock should not be taken as an indication of the future performance of the SHOP Stock. Future performance of the SHOP Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the SHOP Stock during the term of the notes, including on any calculation day. We cannot give you assurance that the performance of the SHOP Stock will result in you receiving any contingent coupon payments.

The following graph sets forth daily closing prices of the SHOP Stock for the period from January 1, 2020 to September 26, 2025. The closing price on September 26, 2025 was $140.25. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the coupon threshold price of 80% of the starting price of the SHOP Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Tax Considerations

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the notes due to the lack of governing authority. You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The discussion below applies to you only if you are an initial purchaser of the notes; if you are a secondary purchaser of the notes, the tax consequences to you may be different. In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, the notes should be treated as debt instruments for U.S. federal income tax purposes. The remainder of this discussion assumes that this treatment is correct.

Based on current market conditions, we intend to treat the notes as “contingent payment debt instruments” for U.S. federal income tax purposes, as described under “—Contingent Payment Debt Instruments” in the accompanying prospectus supplement. The remainder of this discussion assumes that this treatment is correct.

Assuming that our treatment of the notes as contingent payment debt instruments is correct, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue taxable interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, even though we will not be required to make any payment with respect to the notes prior to maturity. Upon a sale or exchange (including redemption at maturity), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your adjusted tax basis in the notes. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Special rules may apply if the amount payable at maturity is treated as becoming fixed prior to maturity. You should consult your tax advisor concerning the application of these rules.

Our intended treatment of the notes as CPDIs will be binding on you, unless you properly disclose to the Internal Revenue Service (the “IRS”) an alternative treatment. Also, the IRS may challenge the treatment of the notes as CPDIs. If the IRS successfully challenges the treatment of the notes as CPDIs, then the notes will be treated as debt instruments that are not CPDIs and, would require the accrual of original issue discount as ordinary interest income based on a yield to maturity higher than the comparable yield. Accordingly, under this treatment, your annual taxable income from (and adjusted tax basis in) the notes would be higher than if the notes were treated as CPDIs, and any loss recognized upon a disposition of the notes (including upon maturity) would be capital loss, the deductibility of which is subject to limitations. Accordingly, this alternative treatment could result in adverse tax consequences to you. The discussions herein and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b).

You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. holders. We do not believe that non-U.S. holders should be required to provide a Form W-8 in order to avoid 30% U.S. withholding tax with respect to the excess (if any) of the payment at maturity over the face amount of the notes, although the IRS could challenge this position. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the notes do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the notes with regard to non-U.S. holders, and we have determined to treat the notes as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the notes.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the notes.

The discussions in the preceding paragraphs, when read in combination with the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of the notes.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Comparable Yield and Projected Payment Schedule

We have determined that the “comparable yield” for the notes is a rate of 4.31% per annum (compounded semi-annually). Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of the following payments.

Payment Dates	Projected Payment Amounts
March 31, 2026	$33.75
October 1, 2026	$33.75
April 1, 2027	$33.75
September 30, 2027	$33.75
March 30, 2028	$33.75
September 29, 2028	$33.75
March 29, 2029	$4.57
October 1, 2029	$0.00
March 29, 2030	$0.00
October 1, 2030	$1,000.00

The following table states the amount of taxable interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a note) that will be deemed to have accrued with respect to a note for each accrual period based upon the comparable yield and projected payment schedule set forth above.

Accrual Period	Interest Deemed to Accrue During Accrual Period (per note)	Total Interest Deemed to Have Accrued from Original Issue Date (per note)
October 1, 2025 through December 31, 2025	$10.78	$10.78
January 1, 2026 through December 31, 2026	$42.57	$53.35
January 1, 2027 through December 31, 2027	$41.37	$94.72
January 1, 2028 through December 31, 2028	$40.45	$135.17
January 1, 2029 through December 31, 2029	$40.48	$175.65
January 1, 2030 through October 1, 2030	$31.42	$207.07

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual cash settlement amount that we will pay on the notes.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc., the Class A Common Stock of CrowdStrike Holdings, Inc., the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Marvell Technology, Inc. and the Class A Subordinate Voting Shares of Shopify Inc. due October 1, 2030

Validity of The Notes

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the notes offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 15, 2025, filed as an exhibit to the Registration Statement on Form F-3ASR by Barclays Bank PLC on May 15, 2025, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 15, 2025, which has been filed as an exhibit to the Registration Statement referred to above.